Exhibit 99.1

Hamilton Lane Alliance Holdings I, Inc. Announces Liquidation

Conshohocken, PA – December 5, 2022 – Hamilton Lane Alliance Holdings I, Inc. (“HLAH I” or the “Company”) announced today that due to its inability to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation, as amended (the “Amended Charter”) the Company intends to dissolve and liquidate in accordance with the provisions of its Amended Charter, effective as of December 15, 2022, and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.08 (without giving effect to any interest that may be withdrawn to pay for taxes and dissolution expenses) (“Redemption Amount”).

“Due to the extreme changes in both the broader market and regulatory landscape after we successfully raised HLAH I, we’ve opted to liquidate and return the capital held in trust as it became clear that we could not bring forth a transaction we felt lived up to both our high standards and what we ultimately set out to deliver for our shareholders,” said Andrea Kramer, Chief Executive Officer of Hamilton Lane Alliance Holdings I, Inc.

“At the time we set out to raise HLAH I, we envisioned that our scale, partnership approach and investment strategy set us up to be a successful sponsor, with the potential for also creating a new business solution for Hamilton Lane. Should the landscape evolve to be more favorable going forward, we may revisit this strategy. Above all, we want to sincerely thank our shareholders and partners for entrusting us throughout this endeavor.”

As of the close of business on December 14, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. The Company anticipates that the Public Shares will cease trading on The Nasdaq Stock Market LLC (“Nasdaq”) as of the close of business on December 14, 2022.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Public Shares is expected to be completed within 10 business days after December 15, 2022.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that Nasdaq will file a Form 25 with the Securities and Exchange Commission (the “Commission”) in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

About Hamilton Lane

Hamilton Lane (NASDAQ: HLNE) is one of the largest private markets investment firms globally, providing innovative solutions to institutional and private wealth investors around the world. Dedicated exclusively to private markets investing for more than 30 years, the firm currently employs more than 575 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has nearly $824 billion in assets under management and supervision, composed of more than $107 billion in discretionary assets and approximately $717 billion in non-discretionary assets, as of September 30, 2022. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on LinkedIn: https://www.linkedin.com/company/hamilton-lane/.

Media Contact

Hamilton Lane Alliance Holdings I, Inc.

hlalliance@hamiltonlane.com

+1-610-617-6026